NEWS RELEASE

For further information, contact:	Matt Quantz, Manager - Corporate Communications
(337) 232-7028, www.petroquest.com
PETROQUEST ENERGY ANNOUNCES RESULTS ON LATEST COTTON VALLEY WELLS

LAFAYETTE, LA - February 20, 2018 - PetroQuest Energy, Inc. (NYSE: PQ) announced today its latest results from its horizontal Cotton Valley drilling program in East Texas. The Company recently completed two wells (PQ #29 - 52% NRI and PQ #30 - 59% NRI) which established a cumulative maximum 24-hour gross daily rate of 18,385 Mcf of gas, 1,354 barrels of NGLs and 55 barrels of oil, for an equivalent rate of 26,839 Mcfe/d. The initial maximum 24-hour gross daily rates and certain additional operating data per well were as follows:

Well	Max 24-Hour Mcfe/d	Lateral Length (ft)	Lbs Proppant/foot	Cluster Spacing (ft)	Bench Tested
PQ #29	15,371	6,250	772	101	E-Berry
PQ #30	11,469	5,382	759	101	E-Berry

The Company estimates these two wells had an average drill and complete cost of $887 per lateral foot. The Company is in the process of evaluating various joint venture structures in connection with planning its 2018 Cotton Valley drilling program.

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas and Louisiana. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; our indebtedness and the significant amount of cash required to service our indebtedness; our estimate of the sufficiency of our existing capital sources, including availability under our multi-draw term loan facility; our ability to fund and execute our Cotton Valley and Austin Chalk development programs as planned; our ability to increase recoveries in the Austin Chalk formation and to increase our overall oil production as planned; our estimates with respect to fracked Austin Chalk wells in Louisiana, including production EURs and costs; our estimates with respect to production, reserve replacement ratio and finding and development costs; our receipt of a cash refund with respect to our offshore bonds and the timing and amount of the same; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our multi-draw term loan facility and restrictive debt covenants; less than 25% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; and our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements.